
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         MAR-31-1998
<CASH>                                               375,168
<SECURITIES>                                         3,106,645
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       32,158,308<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           31,785,204
<TOTAL-LIABILITY-AND-EQUITY>                         32,158,308<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     254,185<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     555,031<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (3,626,340)<F5>
<EPS-PRIMARY>                                        (70.49)
<EPS-DILUTED>                                        000

<F1>Included  in total assets are  Investments in Local Limited  Partnerships of
$28,387,876,   Restricted   cash  of  $252,555  and  Other  assets  of  $36,064.
<F2>Included in total  liabilities and equity are Accounts payable to affiliates of $309,172 and Accounts payable and accrued expenses of $63,932.
<F3>Total revenue includes Investment of $202,202 and Other of $51,983.
<F4>Included in Other Expenses are Asset  Management  fees of $286,044,  General and  Administrative  of  $227,685,  and  Amortization  of $41,302.
<F5>Net loss reflects Equity in losses of Local Limited Partnerships of
$3,325,494.

